Exhibit (b)(viii)

SIFY LIMITED
Tidel Park, 2nd Floor
No. 4, Canal Bank Road
Taramani, Chennai 600 113
India

As of July 21, 2003

Citibank, N.A. - ADR Department

111 Wall Street, 20th Floor

New York, New York 10043

Re: Restricted Sify Limited ADSs

Ladies and Gentlemen:

Reference is made to the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 (the Deposit Agreement as so amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, respectively, the “Deposit Agreement”), by and among Sify Limited, a company organized under the laws of the Republic of India (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”) issued thereunder. All capitalized terms used, but not otherwise defined herein, shall have the meaning assigned thereto in the Deposit. Agreement.

In connection with the private offer and sale by the Company of 1,017,441

Restricted ADSs (the “Restricted ADSs”) to Venture Tech Assets Limited, an affiliate of Venture Tech Solutions Private Limited (the “Purchaser”), in a transaction exempt from registration under the Securities Act (the “Sale”), the Company wishes such Restricted ADSs to be issued under the terms of Section 2.12 of the Deposit Agreement (as supplemented by the terms hereof). The Company and the Depositary have filed with the Commission a Registration Statement on Form F-6 on October 6, 1999 (Registration No. 333-10982), which Registration Statement covers the issuance of ADSs, including in respect of the issuance of Restricted ADSs to the Purchaser and the resale of the Restricted ADSs by the Purchaser on the terms to be described in the F-3 Registration Statement. The purpose and intent of this letter agreement is to supplement the Deposit Agreement for the sole purpose of accommodating the issuance of the Restricted ADSs, the issuance and delivery of Restricted ADR(s), the transfer of the Restricted ADR(s) and the Restricted ADSs evidenced thereby, and the withdrawal of Restricted Shares.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree, as follows:

1.       Depositary Procedures. The Company instructs the Depositary, and the Depositary agrees upon the terms and subject to the terms set forth in this letter agreement, to establish procedures to enable (x) the deposit of Restricted Shares by the Company in the context of the Sale in order to enable the issuance by the Depositary of ownership interests in Restricted Shares in the form of Restricted ADSs issued under the terms of Section 2.12 of the Deposit Agreement as supplemented by the terms of this letter agreement and (y) the transfer of the Restricted ADR(s) (and the Restricted ADSs evidenced thereby) and the withdrawal of the Restricted Shares represented by Restricted ADSs, in each case upon the terms and conditions set forth in the Deposit Agreement (as supplemented by the terms of this letter agreement), and issue Restricted ADR(s) representing such Restricted ADSs in the name of the Purchaser (or its representative(s)) in denominations designated by the Company (not, in the aggregate, exceeding the corresponding number of Restricted Shares on deposit) and to deliver the Restricted ADR(s) so issued to the Purchaser or its representative(s), in each case as set forth on Exhibit A hereto.

2.       Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of such procedures to enable the acceptance of the deposit of the Restricted Shares, the issuance of such Restricted ADSs, the issuance and delivery of such Restricted ADR(s), the transfer of the Restricted ADR(s) (and the Restricted ADSs represented thereby) and the withdrawal of the Restricted Shares, (ii) take all commercially reasonable steps necessary and satisfactory to the Depositary to ensure that the acceptance of the deposit of the Restricted Shares, the issuance of such Restricted ADSs, the issuance and delivery of the Restricted ADR(s), the transfer of Restricted ADR(s) and the withdrawal of Restricted Shares, in each case upon the terms and conditions set forth in the Deposit Agreement (as supplemented by this letter agreement), do not materially prejudice the rights of Holders and Beneficial Owners of ADSs and do not violate the provisions of the Securities Act or any other applicable laws, and (iii) cause the Purchaser to acknowledge in writing its agreement to be bound by the terms of the Deposit Agreement (as supplemented by the terms of this letter agreement). In furtherance of the foregoing, the Company shall (x) cause its U.S. counsel to deliver an opinion to the Depositary stating, inter alia, that (1) it is not necessary in connection with the issuance and sale of the Restricted Shares underlying the Restricted ADSs to the Purchaser to register such issuance and sale under the Securities Act, and (2) the Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (y) cause its Indian counsel to deliver an opinion to the Depositary stating, inter alia, that (1) this letter agreement has been duly executed and delivered for and on behalf of the Company by an officer of the Company duly elected or appointed and thereunto duly authorized and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms in India, except as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity; (2) all requisite permissions, consents, approvals, authorizations and orders (if any) have been obtained and all requisite filings (if any) have been made in India to enable the Company to enter into this letter agreement and to engage in the transactions contemplated herein; (3) neither this letter agreement nor any other document or instrument delivered by the Company to the Depositary needs to be recorded or filed with any agency or authority under Indian law, nor does any stamp or similar tax need to be paid under Indian law to ensure the legality, validity or admissibility into evidence of this letter agreement; (4) none of the terms of this letter agreement violate or conflict with, nor does the execution and delivery of this letter agreement or the consummation of the transactions contemplated therein violate or conflict with, the Articles of Association or Memorandum of Association of the Company or any agreement to which the Company is a party or by which the Company is bound; (5) none of the terms nor the transactions contemplated by this letter agreement violate any law, rule, regulation, order, judgment, administrative decree or regulation of India or to which the Company is subject; and (6) all of the equity shares of the Company to be deposited in the American Depositary Receipt facility pursuant to the terms of this letter agreement have been duly authorized and validly issued and are fully paid and nonassessable, and are free of any transfer or voting restrictions, and free of any preemptive rights, other than preemptive rights properly waived by the shareholders of the Company at the Company’s December 2002 Extraordinary General Meeting, and (z) require the Purchaser to sign a receipt substantially in the form of Exhibit B hereto (the “Purchaser’s Receipt”) and to deliver such signed Purchaser’s Receipt via facsimile (followed by an original) to the Depositary located at 111 Wall Street, 20th Floor / Zone 7, New York, NY 10043, facsimile: (212) 825-5398, Attention: Susan Lucanto.

3.       Limitations on Issuance of ADSs. The Company hereby instructs the Depositary, and the Depositary agrees upon the terms and subject to the conditions set forth in this letter agreement, to issue to the Purchaser or its representative(s) and to deliver to the Purchaser, or its representative(s), in each case identified on Exhibit A hereto, Restricted ADR(s) evidencing the applicable number of Restricted ADSs designated by the Company (not, in the aggregate, exceeding the corresponding number of Restricted Shares being deposited) upon receipt of (i) confirmation of the due deposit with the Custodian of the applicable number of Restricted Shares, (ii) the opinions of U.S. and Indian counsel identified in Section 2 hereof, (iii) payment by the Company (by wire transfer to the Depositary’s account (ABA #021000089, Citibank, New York, Attn: Citi ADR Department, Acct #36859028, Attention: R. Devonshire, telephone 212-657-7465, Reference: Satayam Infoway DR Issuance Fee) of an ADS issuance fee of $0.02 per Restricted ADS issued and taxes and expenses otherwise payable under the terms of the Deposit Agreement upon the deposit of Shares and the issuance of ADSs and (iv) receipt of written instructions of the Company to release the Restricted ADR(s), evidencing the Restricted. ADSs, to the Purchaser in accordance with the terms hereof. The Restricted ADSs issued upon the deposit of Restricted Shares shall be separately identified on the books of the Depositary under CUSEP No. 804099999 and the Restricted Shares shall be held separate and distinct from the other Deposited Securities held by the Custodian in respect of the ADSs issued under the Deposit Agreement that are not Restricted ADSs. The Restricted Deposited Securities and the Restricted ADSs shall not be eligible for the “Pre-Release Transactions” described in Section 5.10 of the Deposit Agreement. The Restricted ADSs shall not be eligible for inclusion in any book-entry settlement system, including, without limitation, The Depository Trust Company, and shall not in any way be fungible with the other ADSs issued under the terms of the Deposit Agreement that are not Restricted ADSs (except upon the terms and conditions set forth in Sections 7 and 8 below). Nothing contained in this letter agreement shall in any way be deemed to obligate the Depositary, or to give authority to the Depositary, to accept any Shares (other than the Restricted Shares described herein) for deposit under the terms hereof. If the Depositary does not receive a duly signed Purchaser’s Receipt (substantially in the form of Exhibit B hereto) within fourteen (14) calendar days following the Purchaser’s receipt of the Restricted ADR(s) evidencing the Restricted ADSs, the Depositary shall take no action, and shall incur no liability for failing to any take any action, in respect of such Restricted ADSs (i.e., distributions of dividends, transfers, etc.).

4.       Stop Transfer Notation and Legend. The books of the Depositary shall identify the Restricted ADSs as “restricted” and shall contain a “stop transfer” notation to that effect. The Restricted ADR(s) shall contain the following legend:

“THIS RESTRICTED DEPOSITARY RECEIPT HAS BEEN ISSUED PURSUANT, AND IS SUBJECT, TO THE TERMS OF THE LETTER AGREEMENT, DATED AS OF JULY 21, 2003 (THE “LETTER AGREEMENT”), BY AND BETWEEN THE DEPOSITARY AND SIFY LIMITED (THE “COMPANY”). THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS, HAVE BEEN SOLD BY THE COMPANY FOR INVESTMENT AND NOT FOR RESALE, AND MAY NOT AT ANY TIME BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1)(A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT (LE., PURSUANT TO RULE 144 OR REGULATION S UNDER THE SECURITIES ACT) OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SALE, AND (2) IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE DEPOSITARY SHALL NOT AT ANY TIME REGISTER THE TRANSFER OF THIS ADR OR THE ADSs HEREBY UNLESS IT HAS RECEIVED A SATISFACTORY OPINION OF COUNSEL THAT SUCH SALE IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OR A WRITTEN NOTIFICATION FROM THE COMPANY THAT SUCH SALE WAS MADE IN ACCORDANCE WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SALE. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 OR REGULATION S UNDER THE SECURITIES ACT FOR RESALE OF THE RESTRICTED SHARES OR THE RESTRICTED ADSs. THE DEPOSITARY SHALL NOT AT ANY TIME CANCEL THIS RESTRICTED ADR OR THE RESTRICTED ADSs EVIDENCED HEREBY FOR THE PURPOSE OF WITHDRAWAL OF THE SHARES REPRESENTED BY THE RESTRICTED ADSs EVIDENCED HEREBY UNLESS IT SHALL HAVE RECEIVED A SIGNED WITHDRAWAL CERTIFICATION (AS DEFINED IN THE LETTER AGREEMENT) AND THE FEES APPLICABLE TO CANCELLATION OF ADSs UNDER THE DEPOSIT AGREEMENT.”

5.       Limitations on Transfer of Restricted ADSs. The Restricted ADR(s), and the Restricted ADSs evidenced thereby, shall be transferable only by the Holder thereof upon delivery to the Depositary of (i) all documentation otherwise contemplated by the Deposit Agreement and (ii)(a) an opinion of U.S. counsel reasonably satisfactory to the Depositary stating that, inter alia, the requested transfer is in accordance with the conditions upon which the Restricted ADR is, and the Restricted ADSs evidenced thereby are, transferable by the Holder thereof under applicable securities laws and the transfer restrictions contained in the legend set forth on the Restricted ADR presented for transfer or (b) a written notification from the Company reasonably satisfactory to the Depositary stating that such sale was made in accordance with an effective registration statement under the Securities Act covering such sale. If the removal of the restrictions described in the legend applies to such transfer, then the Depositary will take the actions contemplated in Section 8(b) below upon receipt of the evidence contemplated therein.

6.       On Cancellation of Restricted ADSs. The Company instructs the Depositary, and the Depositary agrees, not to release any Restricted Shares nor cancel any Restricted ADSs upon presentation to it of a Restricted ADR for the purpose of withdrawing the underlying Restricted Shares, unless (x) all of the conditions applicable to the withdrawal of Restricted Shares from the depositary receipts facility created pursuant to the terms of the Deposit Agreement have been satisfied, (y) the Depositary shall have received from the person requesting the withdrawal of the Restricted Shares either (i) a duly completed and signed Withdrawal Certification substantially in the form of the draft thereof attached hereto as Exhibit C (such certification, the “Withdrawal. Certification”) or (ii) an opinion of U.S. counsel reasonably satisfactory to the Depositary addressing the applicable registration or qualification issues under the Securities Act and the applicable securities laws of the states of the United States.

7.       Fungibility. Except as contemplated in the Deposit Agreement and this letter agreement and except as required by applicable law, the Restricted ADR(s) and the Restricted ADSs evidenced thereby shall, to the maximum extent permitted by law and to the maximum extent practicable, be treated as ADRs and ADSs issued and outstanding under the terms of the Deposit Agreement that are not “Restricted ADRs” and “Restricted ADSs,” respectively, on terms not less favorable than those afforded to such ADSs and ADRs . Nothing contained herein shall obligate the Depositary to treat Holders of Restricted ADR(s) on terms more favorable than those accorded to Holders of ADRs under the Deposit Agreement.

8.       Removal of Restrictions.

(a)       The Company may instruct the Depositary from time to time in writing that some or all of the Restricted ADSs no longer constitute “restricted securities” (within the meaning given to such term under the Securities Act and the regulations issued thereunder by the Commission). The Depositary shall remove all stop transfer notations from its records in respect of the Restricted ADSs and shall treat such Restricted ADSs on the same terms as the other ADSs outstanding under the terms of the Deposit Agreement (that are not Restricted ADSs) upon receipt of (x) written instructions from the Company to do so, (y) an opinion of U.S. counsel to the Company stating, inter alia, that the removal of distinctions between the Restricted ADSs and the ADSs does not violate U.S. securities laws and that the Restricted ADSs are, as of a date stated therein, freely transferable and no longer “restricted securities,” and (z) a fee of $4.00 per 100 Restricted ADSs (or fraction thereof) surrendered for the cancellation of the Restricted ADSs so surrendered and the issuance of the corresponding ADSs to the Holder. Upon receipt of such instructions and opinion of counsel, the Depositary shall take all actions necessary to remove any distinctions previously existing between the applicable Restricted ADSs and the ADSs that are not Restricted ADSs, including, without limitation, by (i) causing the Custodian to transfer the relevant number of Restricted Shares into the account for the Deposited Securities in respect of the ADSs that are not Restricted ADSs, (ii) removing the stop transfer notations on its records in respect of the relevant ADSs previously identified as Restricted ADSs and (iii) if so requested by the Purchaser (or its representative(s)), removing legend from the Restricted ADR(s) identified in Section 4 above.

(b)       The Depositary will no longer treat some or all of the Restricted ADSs as “Restricted ADSs” under the terms of the Deposit Agreement upon the Depositary’s receipt of a written instruction of the Company reasonably satisfactory to the Depositary informing the Depositary that a resale of designated Restricted ADSs has occurred in a sale covered by a registration statement effective under the Securities Act as of the date thereof. Upon receipt of written instruction, the Depositary shall remove all stop transfer notations from its records for the designated Restricted ADSs and take the actions contemplated in (a)(i) and (a)(iii) above.

9.       Representations and Warranties. The Company hereby represents and warrants that (a) the Restricted Shares being deposited by the Company for the purpose of the issuance of the Restricted ADSs are validly issued, fully paid and non-assessable, and free of any preemptive rights of the holders of outstanding Shares other than preemptive rights properly waived by the shareholders of the Company at the Company’s December 9, 2002 Extraordinary General Meeting, (b) the Company is duly authorized to make such deposit, and (c) the Restricted Shares being deposited by the Company for the issuance of the Restricted ADSs rank pari passu, as to distributions, liquidation and preemptive rights, with respect to the Shares that are on deposit under the Deposit Agreement that are not Restricted Shares. Such representations and warranties shall survive the deposit of the Restricted Shares, the issuance of Restricted ADSs and the issuance and delivery of Restricted ADR(s).

10.       Indemnity. The Company and the Depositary acknowledge and agree that the indemnification provisions under Section 5.8 of the Deposit Agreement shall apply to the acceptance of Restricted Shares for deposit, the issuance of Restricted ADSs, the issuance and delivery of Restricted ADR(s), the transfer of Restricted ADR(s) and of the Restricted ADSs evidenced thereby, and the withdrawal of Restricted Shares, in each case upon the terms set forth herein, as well as to any other acts performed or omitted by the Depositary as contemplated by this letter agreement.

This letter agreement shall be interpreted and all rights hereunder shall be governed by the laws of the State of New York without regards to the principles of conflicts of law thereof.

The Company and the Depositary have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

SIFY LIMITED

By:	/s/ R Ramaraj
	Name:	R Ramaraj
	Title:	Managing Director
Date:

CITIBANK, N.A.

By:	/s/ Susan A. Lucanto
	Name:	Susan A. Lucanto
	Title:	Vice President
Date:

EXHIBITS

A       Address for Delivery of Restricted ADR(s)

B       Purchaser’s Receipt

C       Withdrawal Certification

A-1

EXHIBIT A

to

Letter Agreement, dated as of July 21, 2003
(the “Letter Agreement”), by and between
Sify Limited
and Citibank, N.A.

_____________________

ADDRESS FOR DELIVERY OF RESTRICTED ADR(s)

_______________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_______________________

Name of Purchaser	Address of Purchaser	Number of ADSs

Venture Tech Assets Limited	15/102 Rochester Row	1,017,441
	London FW-1P-1JP
	United Kingdom

A-2

EXHIBIT B

to

Letter Agreement, dated as of July 21, 2003
(the “Letter Agreement”), by and between
Sify Limited
and Citibank, N.A.

_______________________

PURCHASER’S RECEIPT

_______________________

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Letter Agreement.

_______________________

Purchaser acknowledges receipt of (a) Restricted ADR(s) evidencing 1,017,441 Restricted ADSs and (b) a copy of the Deposit Agreement and Letter Agreement, respectively, and agrees to be bound by the terms of the Restricted ADR, the Deposit Agreement and Letter Agreement, respectively.

Enclosed herewith is a signed and completed Form W-8BEN.

VENTURE TECH ASSETS LIMITED

By:
Name:
Title:

B-1

EXHIBIT C

to

Letter Agreement, dated as of July 21, 2003
(the “Letter Agreement”), by and between

Sify Limited
and
Citibank, N.A.

_______________________

WITHDRAWAL CERTIFICATION

_______________________

Citibank, N.A., as DepositaryADR Department

111 Wall Street

New York, New York 10043

Sify Limited

Tidel Park, 2” Floor

No. 4, Canal Bank Road

Taramani, Chennai 600 113 India

Sify Limited Restricted ADSs

Dear Sirs:

Reference is hereby made to (i) the Deposit Agreement, dated as of October 18, 1999, as amended by Amendment No. 1 to Deposit Agreement, dated as of January 6, 2000, as further amended by Amendment No. 2 to Deposit Agreement, dated as of September 24, 2002 (the Deposit Agreement, as so amended by Amendment No. 1 to Deposit Agreement and Amendment No. 2 to Deposit Agreement, respectively, the “Deposit Agreement”), by and among Sify Limited (the “Company”), Citibank, N.A., as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) evidenced by American Depositary Receipts (the “ADRs”) issued thereunder, and (ii) the Letter Agreement, dated as of July 21, 2003 (the “Letter Agreement”), by and between the Company and the Depositary. Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

C-1

This Withdrawal Certification is being furnished in connection with the withdrawal of Restricted Shares upon surrender of Restricted ADSs to the Depositary.

A.       We certify that either:

(i)	We are the beneficial owner of the Restricted ADSs and we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Restricted Shares (i) to a person other than a U.S. person (as defined in Regulation S under the Securities Act) in a transaction complying with the requirements of Regulation S under the Securities Act or (ii) pursuant to an effective registration statement under the Securities Act covering such sale or transfer;

OR

(ii)	We are the beneficial owner of the Restricted ADSs or will be the beneficial owner of the Restricted Shares upon withdrawal, and, accordingly, we agree that (x) we will not offer, sell, pledge or otherwise transfer the Restricted Shares except (i) to a person other than a U.S. person (as defined in Regulation S under the Securities Act) in a transaction complying with the requirements of Regulation S under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act covering such offer, sale, pledge or transfer, and (y) we will not deposit or cause to be deposited such Restricted Shares into any depositary receipt facility established or maintained by a depositary bank in the United States (including any such facility maintained by the Depositary).

B.       We acknowledge that the Company and the Depositary will rely upon the truth and accuracy of the foregoing certifications and agree that if any of the certifications made by us herein are no longer accurate, we shall promptly notify the Depositary.

Very truly yours,

[NAME OF CERTIFYING ENTITY]

By:
Name:
Title:
Date:

C-2